                                                                   EXHIBIT 10.13

                             SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT ("Agreement") is made and entered into as of September 14, 1998, by and among THE KUSHNER-LOCKE COMPANY ("Kushner-Locke"), a California corporation, NICHOLAS MATZORKIS ("Matzorkis") and 800-U.S. SEARCH, a California corporation (the "Company").

     WHEREAS, the parties have had various discussions between them in an attempt to resolve certain issues between Matzorkis and the Company and/or Kushner-Locke;

     WHEREAS, the parties entered into that certain term sheet, dated as of September 14, 1998 (the "Term Sheet"); and

     WHEREAS, pursuant to the terms of the Term Sheet, the parties now desire to set forth this agreement with respect to the matters set forth therein.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1. ANCILLARY AGREEMENTS. Matzorkis and Kushner-Locke have simultaneously herewith entered into a shareholders' agreement, dated as of September 14, 1998, a copy of which is attached hereto as Exhibit A (the "Shareholders' Agreement"). Matzorkis and the Company have simultaneously herewith entered into the Amended and Restated Employment Agreement, dated as of September 14, 1998, a copy of which is attached hereto as Exhibit B (the "Amended and Restated Employment Agreement"). Kushner-Locke and the Company have entered into the Administrative Services Agreement, dated as of July 1, 1998, a copy of which is attached hereto as Exhibit C (the "Administrative Services Agreement").

2. TRANSFER OF SHARES. Matzorkis hereby agrees that as soon as reasonably practicable, but in no event later than March 9, 1999, he shall transfer all of his shares of Common Stock, no par value, of the Company (the "Common Stock"), and all options, warrants or other rights to acquire shares of Common Stock and any security exchangeable for, or convertible into, Common Stock, owned or controlled, directly or indirectly, by Matzorkis, as of this date hereof or hereafter acquired by Matzorkis into an irrevocable trust for the sole benefit of his family members (other than Matzorkis) and/or Susan Hanle (the "Trust"). The Trust shall be managed by an independent trustee which is not Matzorkis, a relative or family member of either Matzorkis or his spouse or an entity which controls, is controlled by or is under common control with any of the foregoing. The initial trustee shall be initially designated by Matzorkis.

3. COMPANY ASSUMPTION OF OBLIGATION. The Company will assume upon the transfer by Matzorkis of his shares of Common Stock to the Trust the obligations of Matzorkis under that certain Promissory Note by and between Matzorkis and Keith Davis, dated as of June 25, 1998, in the original principal amount of $296,000, a copy of which is attached hereto as Exhibit D (the "Promissory Note"). The Company hereby waives any subrogation rights against Matzorkis it may have under the Promissory Note.

                                       1.

4. AMORTIZATION OF OBLIGATIONS. The Company shall continue to amortize the approximately $45,000 of outstanding loans (the "Loan"), as of the date hereof, owed by the Company to Matzorkis. Such Loan shall be amortized and paid to Matzorkis at a rate of $ 1,100 per month and shall bear no interest. Matzorkis shall forbear from any action to collect payment of such Loan without the Company's prior written consent.

5. ASSIGNMENT OF RIGHTS. Matzorkis hereby assigns the copyright and any and all other rights, if any, in and to the lyrics, music and composition titled "Reuniting, America" (the "Song") to the Company except that Matzorkis shall retain the right to collect artist royalties, if any, payable by any royalty collection society in connection with the Song. Within five days of the execution and delivery of this Agreement by the parties hereto, the Company agrees to pay Matzorkis $10,000 in respect of the assignment set forth in this
Section 5.

6. VOICE-OVER SERVICES. Beginning as of the date of execution hereof, Matzorkis shall not be required to provide voice-over services to the Company except to the extent the Company agrees to compensate Matzorkis for such services in a manner commensurate with amounts which would be payable to other non-celebrities providing such voice-over services in an arm's length transaction.

7. RETENTION OF OBLIGATIONS. Matzorkis agrees to retain all obligations, if any, to pay any and all fees and/or expenses of Averil Associates ("Averil") and will hold harmless the Company and all of its Affiliates (as defined below) of any of the foregoing with respect to any and all claims made by or on behalf of Averil.

8. REIMBURSEMENT OF EXPENSES. The Company agrees to reimburse Matzorkis for reasonable actual out-of-pocket legal expenses arising out of or in connection with the matters set forth in the Term Sheet up to a maximum of $20,000.

9.   INITIAL PUBLIC OFFERING.

     (A) REGISTRATION. If the Company at any time proposes after the date hereof to effect a Registration (as defined below) of shares of Common Stock, it will give prompt written notice on or prior to the date thirty (30) days before the initial filing with the Securities and Exchange Commission (a "Notice of Registration") to the Trust of the Company's intention to do so and of the Trust's rights under this Section 9. Upon the written request of the Trust made within twenty (20) calendar days after receipt of a Notice of Registration (which request shall specify the number of shares of Common Stock (the "Requested Trust Shares") the Trust agrees to sell in such Registration), the Company and Kushner-Locke will use their reasonable best efforts to include in the registration statement relating to such Registration (the "Registration Statement") all Requested Trust Shares. Notwithstanding the foregoing, if, at any time after giving a Notice of Registration and prior to the effective date of the applicable Registration Statement, the Company shall determine for any reason not to register or to delay registration of such shares of Common Stock, the Company may, at its election, give written notice of such determination to the Trust and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Requested Trust Shares, and
(ii) in the case of a determination to delay such registration, shall be permitted to delay registering any or all Requested Trust Shares for the same period as the delay in the registration of such other shares of Common Stock.

                                       2.

     (B)  PRIORITY IN CUTBACK REGISTRATIONS.

          (I) If a Registration becomes a Cutback Registration (as defined below), the Company shall include in such Registration the amount of Common Stock of the Company which the Managing Underwriter (as defined below) advises the Company can be sold in such offering, in the following order of priority:
(a) first, the Common Stock proposed by the Company to be sold for its own account, (b) second, the Common Stock requested to be included in such Registration by holders thereof who acquired such shares of Common Stock in, or in connection with, a private placement by the Company and the terms of such private placement require such Registration (without cutback) if so requested, and (c) third, the Common Stock requested to be included in such Registration by each of Kushner-Locke and the Trust up to, but not exceeding, (1) in the case of Kushner-Locke, 80%, and (2) in the case of the Trust, 20%, of the balance of the Common Stock which the Managing Underwriter advises the Company can be sold in such offering; provided, however, that if the Managing Underwriter advises the Company in writing that the registration of shares of Common Stock beneficially owned by the Trust will have a material adverse effect on such Registration, then the Trust shall not include any shares of Common Stock in such Registration. Any securities so excluded shall be withdrawn from and shall not be included in any such Registration.

          (II) If the Company at any time proposes to register its Common Stock in a Registration and such shares of Common Stock are to be distributed by or through one or more underwriters, the Company will use its reasonable best efforts, if requested by either Kushner-Locke or the Trust (each a "Selling Shareholder"), to arrange, subject to the proviso in Section 9(b)(i) above, for such underwriters to include such shares of Common Stock to be offered and sold by such Selling Shareholders among the shares of Common Stock to be distributed by such underwriters, and such Selling Shareholders shall be obligated to sell such shares of Common Stock in such Registration through such underwriters on the same terms and conditions as apply to the other shares of Common Stock to be sold by such underwriters in connection with such Registration. The Selling Shareholders shall, if requested by the Company or the Managing Underwriter, be parties to the underwriting agreement between the Company and such underwriter or underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Shareholders' benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to such Selling Shareholders' obligations. The Selling Shareholders shall be required to make representations and warranties regarding such Selling Shareholder and its ownership of the shares of Common Stock being registered on its behalf and such Selling Shareholder's intended method of distribution and any other representation required by law or reasonably required by the Managing Underwriter. No Selling Shareholder may participate in such underwritten offering unless such Selling Shareholder agrees to sell its securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided that any indemnity obligation of a Selling Shareholder shall be limited to the net proceeds received by such Selling Shareholder. If any Selling Shareholder disapproves of the terms of an underwriting, such Selling Shareholder may elect to withdraw all of its shares therefrom and from such Registration by notice to the Company and the Managing Underwriter, and upon the written consent of the Managing

                                       3.

Underwriter, the remaining Selling Shareholder shall be entitled to increase the number of shares of Common Stock being registered to the extent of the shares of Common Stock so withdrawn.

          (III) Upon the request of the Managing Underwriter, each of Kushner-Locke and the Trust shall enter into substantially similar agreements in form and substance reasonably satisfactory to such Managing Underwriter whereby they each agree not to effect any public sale or distribution (including a sale under Rule 144) of shares of Common Stock owned by such shareholder, or any securities convertible into or exchangeable or exercisable for such shares of Common Stock, during a period of up to one hundred eighty (180) days after the effective date of any Registration Statement in connection with a Registration distributed by or through one or more underwriters (or in any case for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the Common Stock included in such Registration), except as part of and pursuant to such Registration Statement, whether or not such shareholder participates in such Registration.

          (IV) "Cutback Registration" means any Registration in which the Managing Underwriter with respect thereto advises the Company and the Selling Shareholder in writing that, in its opinion, the number of shares of Common Stock requested to be included in such Registration exceeds the number which can be sold in such offering without a reduction in the selling price anticipated to be received for the Common Stock to be sold in such public offering.

          (V) "Managing Underwriter" means, with respect to any public offering, the lead managing underwriter for such public offering.

          (VI) "Registration" means any registration of an initial public offering of the Common Stock under the Securities Act of 1933, as amended, for sale for the account of the Company or for the account of any holder of securities of the Company.

10.  RELEASE.

     (A) Each of the parties hereto and its respective Affiliates hereby fully and completely release and forever discharge, on behalf of himself or itself and each of his or its respective affiliates, officers, directors, partners, shareholders, agents, employees, attorneys, custodians, administrators, conservators, predecessors, successors, assigns, heirs, legatees, executors, representatives, agents, guardians and associates or any other representative of the foregoing (collectively, "Affiliates") and any other person or entity, respectively, who may in any fashion or manner claim any interest in the subject matter hereof by, through or on behalf of such parties, each of the other parties to this Agreement and their respective Affiliates (collectively, the "Releasees") from any and all claims, demands, controversies, liabilities, damages, judgments, debts, obligations, costs, expenses, losses, compensation, attorneys' fees, accountant's fees, expert witness' fees or causes of action of any kind or nature, whether now known or unknown, suspected or unsuspected, in law or in equity, that arose from the beginning of time through and including the date hereof (collectively, the "Claims"), other than any Claims relating to the performance of, and obligations set forth in, any of the following:

          (I)   this Agreement;

          (II)  the Shareholders' Agreement;

                                       4.

          (III)  the Amended and Restated Employment Agreement;

          (IV)   the Administrative Services Agreement;

          (V)    the Designation of Purchaser, dated November 14, 1997;

          (VI) the Indemnification Agreement, dated November 21, 1997, by and between Dayton Way Pictures V, Inc. and Nicholas Matzorkis;

          (VII) the Letter Agreement, dated October 24, 1997, by and between The Kushner-Locke Company and Nicholas Matzorkis;

          (VIII) any inter-company loans or advances between Kushner-Locke and the Company;

          (IX) any outstanding loans to or from the current shareholders of the Company that are currently reflected in the financial statements of the Company; and

          (X)    the Warrant (as defined in Section 11 below).

     (B) Each party hereto hereby waives any and all rights which it may have with respect to this Agreement or the subject matter hereof, under the provisions of Section 1542 of the Civil Code of the State of California as now worded and as hereafter amended, which section provides in pertinent part:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     It is understood and agreed that the facts in respect to which this Agreement is executed may turn out to be other than or different from the facts in that respect now known or believed by each of the parties to be true; and with such understanding and agreement, each of the parties hereto expressly accepts and assumes the risk of facts being other than or different from the assumptions and perceptions as of any date prior to and including the date hereof, and agrees that this Agreement shall not be subject to termination or rescission by reasons of any such difference of facts.

     (C)  Each of the parties hereto represents as to itself that:

          (I) it has received independent legal advice with respect to the advisability of entering into this Agreement and no party is entitled to rely upon or has in fact relied upon the legal or other advice of any other party or any other party's counsel in entering into this Agreement;

                                       5.

          (II) it has carefully read this Agreement, that this Agreement has been fully explained to it by its attorney, that it fully understands all of the terms and provisions and the binding effect of this Agreement, and that it is entering into this Agreement voluntarily;

          (III) it had the opportunity to conduct an adequate investigation into the matters with respect to which this Agreement is executed and has reviewed all of the documentation that it needed to review in connection with entering into this Agreement, notwithstanding any documentation or facts that may later come to light with respect thereto; and

          (IV) it has not heretofore assigned or transferred, or purported to assign or transfer, and it agrees that it will not hereafter assign or transfer or purport to assign or transfer, to any person or entity, any Claim released under this Agreement, or any portion thereof or interest therein. Each party hereto agrees to indemnify, defend and hold harmless each Releasee from and against any claims, demands, liabilities, damages, judgments, debts, obligations, costs, losses and expenses (including, without limitation, attorneys' fees), incurred by such Releasee as a result of any person or entity asserting any such assignment or transfer of any rights or Claims under such assignment or transfer.

11. WARRANTS. The Company simultaneously herewith has delivered to Kushner-Locke a warrant, substantially in the form attached hereto as Exhibit E (the "Warrant"), in consideration of, its prior advances, making available its personnel to the Company, entering into certain guarantees on behalf of the Company and entering into of this Agreement and the agreements contemplated hereby. Nothing herein or in any agreement contemplated hereby shall limit the Company's obligations to repay to Kushner-Locke such advances or to fulfill any and all of its obligations to Kushner-Locke.

12. SUCCESSORS AND ASSIGNS, NO THIRD PARTY BENEFICIARIES. The rights and obligations of any party to this Agreement shall not be assignable without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties and their respective permitted successors, permitted assigns and nominees and other than the Releasees of the parties hereto pursuant to Section 10 hereof, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.  MISCELLANEOUS PROVISIONS.

     (A) GOVERNING LAW AND FORUM. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of California without regard to the conflict of laws principles of such state. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and federal courts located in the County of Los Angeles, State of California. The aforementioned choice of venue is intended by the parties hereto to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties hereto with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each of the parties hereto hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any

                                       6.

proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Los Angeles, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each of the parties hereto authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph according to the procedure for the giving of notices as set forth in this Agreement. Any final judgment rendered against either of the parties hereto in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     (B) NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the third Business Day after having been mailed in a general or branch post office and enclosed in a registered or certified postage prepaid envelope; the first Business Day after having been sent by recognized overnight courier; or when personally delivered; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses that the parties may have fixed by notice in accordance herewith. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or Los Angeles, California are authorized or required by law, regulation or executive order to remain closed.

If to Kushner-Locke:       The Kushner-Locke Company
                           11601 Wilshire Boulevard, 21st Floor
                           Los Angeles, California 90025
                           Attention: Bruce Lilliston, Esq.
                           Telephone: (310) 481-2000
                           Facsimile: (310) 481-2101

     with a copy to:       Kaye, Scholer, Fierman, Hays & Handler, LLP
                           1999 Avenue of the Stars, Suite 1600
                           Los Angeles, California 90067
                           Attention: Barry L. Dastin, Esq.
                           Telephone: (310) 788-1000
                           Facsimile: (310) 788-1200

If to Nicholas Matzorkis:  800-U.S. Search
                           9701 Wilshire Boulevard, Suite 700
                           Beverly Hills, California 90212
                           Attention: Nicholas Matzorkis
                           Telephone: (310) 553-7000
                           Facsimile: (310) 786-8349

                                       7.

     with a copy to:  Troop Steuber Pasich Reddick & Tobey, LLP
                      2029 Century Park East, 24th Floor
                      Los Angeles, California 90067-3010
                      Attention: Nicholas Rockefeller, Esq.
                      Telephone: (310) 728-3251
                      Facsimile: (310) 728-2251

If to the Company:    800-U.S. Search
                      9701 Wilshire Boulevard, Suite 700
                      Beverly Hills, California 90212
                      Attention: Nicholas Matzorkis
                      Telephone: (310) 553-7000
                      Facsimile: (310) 786-8349

; provided, however, that any notice to the Company shall also be sent to the other parties hereto in the manner provided in this Section 13(b).

     (C) SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (D) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (E) AMENDMENT, WAIVER. Neither this Agreement nor any term or provision hereof may be amended, waived, discharged or modified other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or modification is sought. Any amendment shall be effective and binding on all of the parties hereto. Any waiver of the application of any term or provision herein or breach hereof shall not be deemed to be a waiver of any other term, provision or breach and shall not be deemed a waiver of any subsequent application of such term or provision or the occurrence of a subsequent breach.

     (F) SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that (i) monetary damages would be an inadequate remedy for a breach of any of the provisions of this Agreement, (ii) each party shall therefore be entitled to specific performance of its rights under this Agreement without obligation to post bond or other security in seeking such relief and (iii) in the event of any action for specific performance of any right under this Agreement by any party hereto against any other party hereto (such latter party, the "Defending Party"), the Defending Party shall waive the defense that a remedy at law would be adequate.

     (G) ATTORNEY'S FEES. In any action or proceeding brought by any party hereto to enforce any provision of this Agreement against any other party hereto, or where any provision hereof is validly asserted as a defense, the successful party (as determined by the Deciding Authority (as defined below) based upon all of the facts and circumstances) shall be entitled to recover reasonable attorney's fees and expenses, in addition to its costs and expenses and any other available remedy, associated with such action or proceeding as may be fixed by any court

                                       8.

of competent jurisdiction, or other jurisdiction or quasi-judicial body (including, without limitation, an arbitrator or arbitrators) having jurisdiction thereof ("Deciding Authority") whether or not such action or proceeding results in a final judgment or award.

     (H) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

14. INTERPRETATION. The parties hereto agree that each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction of interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

                                       9.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   THE KUSHNER-LOCKE COMPANY


                                   By: /s/ Bruce Lilliston
                                      --------------------------------
                                      Bruce Lilliston
                                      Title: President


                                   /s/ Nicholas Matzorkis
                                   -----------------------------------
                                   Nicholas Matzorkis


                                   800-U.S. SEARCH


                                   By: /s/ Peter Locke
                                      --------------------------------
                                      Peter Locke
                                      Title: President

                                      10.

                                   EXHIBIT A

                            SHAREHOLDERS' AGREEMENT

                                      1.

                                   EXHIBIT B

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                      1.

                                   EXHIBIT C

                       ADMINISTRATIVE SERVICES AGREEMENT

                                      1.

                                   EXHIBIT D

                                PROMISSORY NOTE

                                      1.

                                   EXHIBIT E

                                    WARRANT

                                      1.